UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Change in Registrant’s Certifying Accountant.

(a)         Resignation of Independent Accountant

On December 11, 2015, Osiris Therapeutics, Inc. (the “Company”) received notice from its independent registered public accounting firm BDO USA, LLP (“BDO”) that they intended to resign.  On December 14, 2015, the Company received written notice of BDO’s resignation, effective the same day. Notwithstanding the resignation, BDO will continue to perform procedures to complete the Company’s amended filings that were previously announced.  BDO has served as the Company’s independent registered public accounting firm since September 19, 2013.

The reports of BDO on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 20, 2015 (the “November 20 Form 8-K”), BDO advised that their opinion on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2014 should no longer be relied upon due to management’s identification of a material weakness in internal controls over financial reporting related to the timing of revenue recognition under certain distribution contracts.

During the fiscal years ended December 31, 2014 and December 31, 2013, and through December 14, 2015, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the financial statements for such years, except for the disagreements described below and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness previously disclosed in the Company’s November 20 Form 8-K.

During preparation for filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Third Quarter 2015 Form 10-Q”), the Company and BDO had a disagreement about the timing of revenue recognition under certain distributor contracts and about the Company’s related internal controls over financial reporting. As previously disclosed, the Company accounted for and recognized revenue under certain distributor contracts as reflected in its previously filed audited financial statements for the year ended December 31, 2014 and unaudited interim financial statements for the quarters ended March 31, 2015 and June 30, 2015.  During its review of the Company’s third quarter 2015 financial statements, BDO subsequently recommended that the Company (1) change its accounting related to one distributor contract in the fourth quarter of 2014 due to the failure to meet certain revenue recognition criteria under GAAP and (2) reassess its evaluation of internal controls over financial reporting to consider whether a material weakness existed with respect to revenue recognition.  The Company’s management initially disagreed with, but ultimately implemented, BDO’s recommendations, as reflected in the Company’s Third Quarter 2015 Form 10-Q and Current Report on Form 8-K filed with the SEC on November 20, 2015.

As previously disclosed, the Company is currently preparing to restate its previously issued interim financial statements for the first quarter and second quarter of 2015 by filing amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2015 and June 30, 2015.  The Company also is preparing to amend its Annual Report on Form 10-K for the year ended December 31, 2014 to amend management’s report on internal control over financial reporting as of December 31, 2014, to provide an amended opinion of BDO on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and to correct immaterial errors related to the Company’s accounting for revenue recognition under the distributor contracts mentioned above.

The Chairman of the Audit Committee has had discussions with BDO regarding the subject matter of the disagreement.

The Company has authorized BDO to respond fully to all inquiries of the successor independent registered public accounting firm, including the accounting for the three distributor contracts mentioned above and the related material weakness.

The Company provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of BDO’s letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

(b)         Engagement of New Independent Accountant

On December 17, 2015, following the conclusion of a competitive process managed by the Audit Committee, the Company selected Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to completion of its standard client acceptance procedures. During the fiscal years ended December 31, 2014 and December 31, 2013 and through December 14, 2015, neither the Company, nor anyone on its behalf, has consulted Ernst & Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: December 17, 2015

Exhibit Index

Exhibit No.	Description

16.1	Letter From BDO USA, LLP, dated December 17, 2015.